                                                                   Exhibit 31.2

                CERTIFICATION PURSUANT TO 17 CFR 240.13(A)-14(A)
                           (SECTION 302 CERTIFICATION)

         I, Timothy Borer, certify that:

     1. I have reviewed  this  quarterly  report on Form 10-Q of NEDAK  Ethanol,
LLC;

     2. Based on my knowledge, this report does not contain any untrue statement of a  material  fact or omit to  state a  material  fact  necessary  to make the statements made, in light of the circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge,  the financial  statements,  and other  financial information included in this report, fairly present in all material respects the financial condition,  results of operations and cash flows of the registrant, as of, and for, the periods presented in this report;

Date: January 16, 2009                           /s/ Timothy Borer
                                                 ------------------------------
                                                Timothy Borer, Treasurer
                                                (Principal Financial Officer)